Exhibit 99.1

Investor Contact:	Media Contact:
Paul Goldberg	Adrian Sakowicz
Vice President - Investor Relations	Vice President - Communications
(630) 743-5180	(630) 743-5039
peg@dovercorp.com	asakowicz@dovercorp.com

DOVER REPORTS FIRST QUARTER 2018 RESULTS AND PROVIDES 2018 GUIDANCE

•	Reports quarterly revenue of $1.9 billion, an increase of 6% from the prior year

•	Posts diluted net earnings per share of $0.84 on a GAAP basis

•
Generates quarterly adjusted diluted net earnings per share of $1.16, an increase of 26% from the prior year, which excludes acquisition-related amortization costs and costs associated with rightsizing initiatives and the Apergy separation

•	Provides pro forma 2018 guidance for full year diluted earnings per share from continuing operations, which excludes Apergy

DOWNERS GROVE, Ill., April 27, 2018 — Dover (NYSE: DOV), a diversified global manufacturer, announced its financial results for the first quarter ended March 31, 2018.

First Quarter 2018 Financial Results (including Apergy):

For the first quarter ended March 31, 2018, Dover's revenue was $1.9 billion, an increase of 6% from the prior year. The increase in the quarter was driven by organic growth of 4%, acquisition growth of 1% and a favorable impact from foreign exchange ("FX") of 4%, partially offset by a 3% impact from dispositions. Net earnings were $131.4 million, a decrease of 24% as compared to $172.2 million for the prior year period. Diluted net earnings per share ("EPS") for the first quarter ended March 31, 2018, were $0.84, compared to $1.09 EPS in the prior year period, representing a decrease of 23%.

For the first quarter ended March 31, 2018, EPS included Apergy separation related costs of $0.06 and rightsizing and other costs of $0.02. First quarter EPS also included acquisition-related amortization costs of $0.24. Excluding these costs, adjusted EPS for the first quarter ended March 31, 2018, was $1.16, an increase of 26% over an adjusted EPS of $0.92 in the prior year period, which excludes a gain on disposition of $0.39 and acquisition-related amortization costs of $0.22.

A reconciliation between GAAP and adjusted measures is included as an exhibit herein.

Full Year 2018 Guidance (excluding Apergy):

Beginning with this earnings release, Dover is providing full year EPS and revenue guidance on a pro forma continuing operations basis, which excludes the 2018 operating results of Apergy. On this basis, in 2018, Dover expects to generate adjusted diluted earnings per share in the range of $4.70 to $4.85, representing an increase of approximately 15% over the prior year, on a comparable pro forma basis. This guidance is based on full year revenue growth of 4% to 5%, which is comprised of organic growth of 3% to 4%, acquisition growth of 1%, and a favorable impact from FX of 3%, partially offset by a 3% impact from dispositions. In addition, the effect of estimated incremental share repurchases is reflected in the updated guidance.

Dover’s updated pro forma 2018 guidance for adjusted EPS from continuing operations excludes acquisition-related amortization costs of $0.71, Apergy-related separation costs of $0.06 incurred in the first quarter, and estimated full year rightsizing and other costs of $0.05. Dover expects to incur further separation costs in the second quarter of 2018 in the range of $33 to $35 million, which is not included in this guidance.

A reconciliation between Dover’s prior EPS guidance and its updated pro forma EPS guidance, which excludes Apergy, is provided in the appendix of its first quarter 2018 earnings presentation, which is available on the Company’s website, dovercorporation.com.

Apergy Separation Update:

As previously announced on April 18, 2018, Dover’s Board of Directors formally approved the separation of Apergy through a distribution of all of the common stock of Apergy held by Dover to Dover shareholders. In connection with the approval, the Board has also set the distribution ratio, record date and distribution date for the spin-off.

The distribution is expected to be made at 12:01 a.m. ET on May 9, 2018, to Dover shareholders of record as of 5:00 p.m. ET on April 30, 2018, the record date for the distribution. On the distribution date, Dover shareholders will receive one share of Apergy common stock for every two shares of Dover common stock held as of the record date. Following the distribution, Apergy will be an independent, publicly traded company, and Dover will retain no ownership interest in Apergy.

Management Commentary:

Dover’s President and Chief Executive Officer, Robert A. Livingston, said, “Our first quarter revenue and earnings performance was solid and in-line with our expectations. We experienced continued strength in many of our businesses, including those serving the waste handling, printing & identification, heat exchanger and upstream energy markets. A number of other businesses also turned in solid performances, including pumps, vehicle service equipment, and industrial winches. This performance was partially offset by softer than expected retail refrigeration markets in the first quarter.

“Separately, pro forma bookings on a continuing operations basis were strong in Engineered Systems and Fluids, resulting in a solid total company book-to-bill of 1.12, which positions us well as we continue through the second quarter.

“We recently made two important announcements. First, we announced the appointment of Rich Tobin as Dover’s new President & CEO, effective May 1st. Rich is inheriting a strong company with outstanding talent and attractive businesses that are well-positioned in their markets. The Board and I are confident he is the right person to lead Dover to even greater success. We also announced the Board’s approval of the Apergy spin-off. The spin-off positions Dover to become a more focused company with more consistent performance.”

Conference Call Information:

Dover will host a webcast and conference call to discuss its first quarter 2018 results and 2018 guidance at 10:00 A.M. Eastern Time (9:00 A.M. Central Time) on Friday, April 27, 2018. The webcast can be accessed on the Dover website at dovercorporation.com. The conference call will also be made available for replay on the website. Additional information on Dover’s first quarter results and its operating segments can be found on the Company’s website.

About Dover:

Dover is a diversified global manufacturer with annual revenue of approximately $8 billion. We deliver innovative equipment and components, specialty systems, consumable supplies, software and digital solutions, and support services through four operating segments: Engineered Systems, Fluids, Refrigeration & Food Equipment and Energy. Dover combines global scale with operational agility to lead the markets we serve. Recognized for our entrepreneurial approach for over 60 years, our team of 29,000 employees takes an ownership mindset, collaborating with customers to redefine what's possible. Headquartered in Downers Grove, Illinois, Dover trades on the New York Stock Exchange under "DOV." Additional information is available at dovercorporation.com.

Forward-Looking Statements:

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this document other than statements of historical fact are statements that are, or could be deemed, “forward-looking” statements. Some of these statements may be indicated by words such as “may”, “anticipate”, “expect”, believe”, “intend”, “guidance”, “estimates”, “suggest”, “will”, “plan”, “should”, “would”, “could”, “forecast” and other words and terms that use the future tense or have a similar meaning. Forward-looking statements are based on current expectations and are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control. Factors that could cause actual results to differ materially from current expectations include, among other things, general economic conditions and conditions in the particular markets in which we operate, changes in customer demand and capital spending, competitive factors and pricing pressures, our ability to develop and launch new products in a cost-effective manner, our ability to identify and complete acquisitions and integrate and realize synergies from newly acquired businesses, our execution of the Apergy spinoff, capital allocation plans and changes in those plans, including with respect to dividends, share repurchases, investments in research and development, capital expenditures and acquisitions, changes in law, including the effect of U.S. tax reform and developments with respect to trade policy and tariffs, our ability to derive expected benefits from restructuring, productivity initiatives and other cost reduction actions, changes in sourcing input costs or the supply of input materials, the impact of legal compliance risks and litigation, including with respect to product quality and safety, cybersecurity and privacy, our ability to capture and protect intellectual property rights, and various other factors that are described in the Company’s periodic reports filed with or furnished to the Securities and Exchange Commission, including our Annual Report on Form 10-K/A for the year ended December 31, 2017. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

INVESTOR SUPPLEMENT - FIRST QUARTER 2018

DOVER CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)(in thousands, except per share data)

	Three Months Ended March 31,
	2018	2017
Revenue	$1,921,579	$1,813,372
Cost of goods and services	1,212,638	1,152,198
Gross profit	708,941	661,174
Selling, general, and administrative expenses	514,149	486,260
Operating earnings	194,792	174,914
Interest expense	35,807	36,409
Interest income	(2,058)	(2,580)
Gain on sale of businesses	—	(90,093)
Other expense (income), net	286	(794)
Earnings before provision for income taxes	160,757	231,972
Provision for income taxes	29,322	59,725
Net earnings	$131,435	$172,247

Net earnings per share:
Basic	$0.85	$1.11
Diluted	$0.84	$1.09

Weighted average shares outstanding:
Basic	154,520	155,540
Diluted	157,090	157,399

Dividends paid per common share	$0.47	$0.44

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(unaudited)(in thousands)

	2018	2017
	Q1	Q1	Q2	Q3	Q4	FY 2017
REVENUE
Engineered Systems
Printing & Identification	$282,521	$249,238	$278,220	$272,941	$293,615	$1,094,014
Industrials	364,263	358,397	377,210	372,891	373,776	1,482,274
	646,784	607,635	655,430	645,832	667,391	2,576,288

Fluids	553,295	525,195	553,259	562,818	609,558	2,250,830

Refrigeration & Food Equipment	338,235	356,834	426,304	438,788	377,179	1,599,105

Energy	383,654	324,088	359,168	359,298	363,647	1,406,201

Intra-segment eliminations	(389)	(380)	(810)	(461)	(337)	(1,988)
Total consolidated revenue	$1,921,579	$1,813,372	$1,993,351	$2,006,275	$2,017,438	$7,830,436

NET EARNINGS
Segment Earnings:
Engineered Systems	$97,864	$174,398	$106,820	$98,348	$210,864	$590,430
Fluids	54,511	52,639	73,558	87,164	91,747	305,108
Refrigeration & Food Equipment	29,182	33,562	65,829	65,413	29,018	193,822
Energy	54,554	41,691	53,368	51,936	41,432	188,427
Total segments	236,111	302,290	299,575	302,861	373,061	1,277,787
Corporate expense / other	41,605	36,489	34,190	31,741	64,818	167,238
Interest expense	35,807	36,409	36,932	35,453	36,414	145,208
Interest income	(2,058)	(2,580)	(2,338)	(1,761)	(1,823)	(8,502)
Earnings before provision (benefit) for income taxes	160,757	231,972	230,791	237,428	273,652	973,843
Provision (benefit) for income taxes	29,322	59,725	66,733	58,516	(22,796)	162,178
Net earnings	$131,435	$172,247	$164,058	$178,912	$296,448	$811,665

SEGMENT MARGIN
Engineered Systems	15.1%	28.7%	16.3%	15.2%	31.6%	22.9%
Fluids	9.9%	10.0%	13.3%	15.5%	15.1%	13.6%
Refrigeration & Food Equipment	8.6%	9.4%	15.4%	14.9%	7.7%	12.1%
Energy	14.2%	12.9%	14.9%	14.5%	11.4%	13.4%
Total segment operating margin	12.3%	16.7%	15.0%	15.1%	18.5%	16.3%

DEPRECIATION AND AMORTIZATION EXPENSE
Engineered Systems	$18,278	$19,575	$20,259	$22,104	$19,481	$81,419
Fluids	30,912	28,503	29,473	30,252	31,892	120,120
Refrigeration & Food Equipment	13,579	15,035	14,522	14,093	13,557	57,207
Energy	34,005	31,365	32,000	33,421	34,210	130,996
Corporate	1,249	1,120	1,164	994	1,220	4,498
Total depreciation and amortization expense	$98,023	$95,598	$97,418	$100,864	$100,360	$394,240

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(continued)
(unaudited)(in thousands)

	2018	2017
	Q1	Q1	Q2	Q3	Q4	FY 2017
BOOKINGS
Engineered Systems
Printing & Identification	$284,437	$256,665	$282,157	$268,700	$306,818	$1,114,340
Industrials	435,137	419,455	367,352	366,430	374,280	1,527,517
	719,574	676,120	649,509	635,130	681,098	2,641,857

Fluids	625,469	565,987	554,656	576,538	613,804	2,310,985

Refrigeration & Food Equipment	372,701	438,576	466,276	357,855	319,899	1,582,606

Energy	395,787	348,317	352,617	368,377	354,833	1,424,144

Intra-segment eliminations	(609)	(1,149)	(529)	(468)	(542)	(2,688)

Total consolidated bookings	$2,112,922	$2,027,851	$2,022,529	$1,937,432	$1,969,092	$7,956,904

BACKLOG
Engineered Systems
Printing & Identification	$135,915	$109,347	$115,763	$116,359	$129,752
Industrials	350,808	310,008	301,474	297,860	310,463
	486,723	419,355	417,237	414,219	440,215

Fluids	480,967	371,717	378,774	398,827	399,742

Refrigeration & Food Equipment	283,250	341,530	382,598	302,574	244,972

Energy	161,942	156,255	147,568	158,645	149,579

Intra-segment eliminations	(534)	(729)	(378)	(383)	(571)

Total consolidated backlog	$1,412,348	$1,288,128	$1,325,799	$1,273,882	$1,233,937

DOVER CORPORATION
QUARTERLY EARNINGS PER SHARE
(unaudited)(in thousands, except per share data*)

Earnings Per Share
	2018	2017
	Q1	Q1	Q2	Q3	Q4	FY 2017
Net earnings per share:
Basic	$0.85	$1.11	$1.05	$1.15	$1.90	$5.21
Diluted	$0.84	$1.09	$1.04	$1.14	$1.88	$5.15

Net earnings and weighted average shares used in calculated earnings per share amounts are as follows:
Net earnings	$131,435	$172,247	$164,058	$178,912	$296,448	$811,665

Weighted average shares outstanding:
Basic	154,520	155,540	155,703	155,757	155,734	155,685
Diluted	157,090	157,399	157,513	157,555	158,013	157,744

* Per share data may be impacted by rounding.

Non-GAAP Reconciliations

Adjusted Earnings Per Share (Non-GAAP)
Net earnings are adjusted by the effect of acquisition-related amortization, the Tax Cuts and Jobs Act, gains on disposition of businesses, disposition costs, Apergy separation costs, rightsizing and other costs and a product recall reserve charge and reversal to derive adjusted net earnings and adjusted diluted earnings per common share as follows:

	2018	2017
	Q1	Q1	Q2	Q3	Q4	FY 2017
Adjusted net earnings:
Net earnings	$131,435	$172,247	$164,058	$178,912	$296,448	$811,665
Acquisition-related amortization, pre-tax [1]	50,624	52,203	50,833	50,524	50,630	204,190
Acquisition-related amortization, tax impact [2]	(12,642)	(17,554)	(16,807)	(16,885)	(16,797)	(68,043)
Tax Cuts and Jobs Act [3]	—	—	—	—	(50,859)	(50,859)
Gain on dispositions, pre-tax [4]	—	(88,402)	—	—	(116,932)	(205,334)
Gain on dispositions, tax impact [2]	—	26,682	—	—	6,071	32,753
Disposition costs, pre-tax [5]	—	—	—	3,314	1,931	5,245
Disposition costs, tax impact [2]	—	—	—	(964)	(1,051)	(2,015)
Apergy separation costs, pre-tax	11,746	—	—	1,718	13,552	15,270
Apergy separation costs, tax impact [2]	(2,142)	—	—	(500)	(5,025)	(5,525)
Rightsizing and other costs, pre-tax [6]	4,371	—	—	—	56,278	56,278
Rightsizing and other costs, tax impact [2]	(797)	—	—	—	(17,149)	(17,149)
Product recall reversal, pre-tax	—	—	—	—	(7,200)	(7,200)
Product recall reversal, tax impact [2]	—	—	—	—	2,614	2,614
Adjusted net earnings	$182,595	$145,176	$198,084	$216,119	$212,511	$771,890

Adjusted diluted earnings per common share*:
Diluted earnings per share	$0.84	$1.09	$1.04	$1.14	$1.88	$5.15
Acquisition-related amortization, pre-tax [1]	0.32	0.33	0.32	0.32	0.32	1.29
Acquisition-related amortization, tax impact [2]	(0.08)	(0.11)	(0.11)	(0.11)	(0.11)	(0.43)
Tax Cuts and Jobs Act [3]	—	—	—	—	(0.32)	(0.32)
Gain on dispositions, pre-tax [4]	—	(0.56)	—	—	(0.74)	(1.30)
Gain on dispositions, tax impact [2]	—	0.17	—	—	0.04	0.21
Disposition costs, pre-tax [5]	—	—	—	0.02	0.01	0.03
Disposition costs, tax impact [2]	—	—	—	(0.01)	(0.01)	(0.02)
Apergy separation costs, pre-tax	0.07	—	—	0.01	0.09	0.10
Apergy separation costs, tax impact [2]	(0.01)	—	—	—	(0.03)	(0.03)
Rightsizing and other costs, pre-tax [6]	0.03	—	—	—	0.36	0.36
Rightsizing and other costs, tax impact [2]	(0.01)	—	—	—	(0.11)	(0.11)
Product recall reversal, pre-tax	—	—	—	—	(0.05)	(0.05)
Product recall reversal, tax impact [2]	—	—	—	—	0.02	0.02
Adjusted diluted earnings per share	$1.16	$0.92	$1.26	$1.37	$1.34	$4.89

[1] Includes amortization on acquisition-related intangible assets and inventory step-up.
[2] Adjustments were tax effected using the statutory tax rates in the applicable jurisdictions or the effective tax rate, where applicable, for each period.
[3] Tax impact primarily related to the enactment of the Tax Cuts and Jobs Act. This benefit also includes decreases in statutory tax rates of foreign jurisdictions.
[4] Includes gains from the sales of Performance Motorsports International and Warn Industries, Inc. in the first and fourth quarters of 2017, respectively.
[5] Disposition costs include costs related to the fourth quarter sale of Warn Industries, Inc.
[6] Rightsizing and other costs include actions taken on employee reductions, facility consolidations and site closures and product line divestitures and exits.
* Per share data and totals may be impacted by rounding.

DOVER CORPORATION
ADDITIONAL INFORMATION
(unaudited)(in thousands)

Quarterly Cash Flow*

	2018	2017
	Q1	Q1	Q2	Q3	Q4	FY 2017
Net Cash Flows Provided By (Used In):
Operating activities	$35,195	$78,926	$159,289	$273,370	$324,497	$836,082
Investing activities	(136,022)	80,925	(54,549)	(60,781)	196,255	161,850
Financing activities	(289,103)	(93,293)	(216,273)	(197,634)	(87,539)	(594,739)

Quarterly Adjusted Free Cash Flow (Non-GAAP)*

	2018	2017
	Q1	Q1	Q2	Q3	Q4	FY 2017
Cash flow from operating activities	$35,195	$78,926	$159,289	$273,370	$324,497	$836,082
Less: Capital expenditures	(58,361)	(43,114)	(51,747)	(64,908)	(51,489)	(211,258)
Plus: Cash taxes paid for gains on dispositions[1]	—	—	42,955	5,651	20,434	69,040
Plus: Cash paid for Apergy separation costs	7,377	—	—	369	9,139	9,508
Plus: Cash paid for rightsizing actions	13,233	—	—	—	—	—
Adjusted free cash flow	$(2,556)	$35,812	$150,497	$214,482	$302,581	$703,372

Adjusted free cash flow as a percentage of revenue	(0.1)%	2.0%	7.5%	10.7%	15.0%	9.0%

Adjusted free cash flow as a percentage of adjusted net earnings	(1.4)%	24.7%	76.0%	99.2%	142.4%	91.1%

[1] Federal and state tax payments related to the gains on the dispositions of Warn Industries Inc. and Performance Motorsports International in 2017 and Tipper Tie in 2016.
* On January 1, 2018, the Company adopted ASU 2016-15 Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. The Company retrospectively revised cash flows from operating activities and investing activities for all periods presented. There is no impact to adjusted free cash flow as a result of this guidance.

Revenue Growth Factors

	Three Months Ended March 31, 2018
	Engineered Systems	Fluids	Refrigeration & Food Equipment	Energy	Total
Organic	8%	—%	(7)%	17%	4%
Acquisitions	—%	1%	1%	—%	1%
Dispositions	(8)%	—%	(1)%	—%	(3)%
Currency translation	6%	4%	2%	1%	4%
Total **	6%	5%	(5)%	18%	6%

** Totals may be impacted by rounding.

Non-GAAP Disclosures

In an effort to provide investors with additional information regarding our results as determined by GAAP, Management also discloses non-GAAP information that Management believes provides useful information to investors. Adjusted net earnings, adjusted diluted earnings per common share, adjusted free cash flow, and organic revenue growth are not financial measures under GAAP and should not be considered as a substitute for net earnings, diluted earnings per common share, cash flows from operating activities, or revenue as determined in accordance with GAAP, and they may not be comparable to similarly titled measures reported by other companies.

Adjusted net earnings represents net earnings adjusted for the effect of the acquisition-related amortization, Tax Cuts and Jobs Act, gains on disposition of businesses, disposition costs, Apergy separation costs, rightsizing and other costs, and a product recall reserve reversal. We exclude these items because they occur for reasons that may be unrelated to the Company's commercial performance during the period and/or Management believes they are not indicative of the Company's ongoing operating costs or gains in a given period. Management believes this information is useful to investors to better understand the company’s ongoing profitability and facilitates easier comparisons of the company’s profitability to prior and future periods and to its peers. Adjusted diluted earnings per common share represents adjusted net earnings divided by average diluted shares. Beginning in 2018, adjusted net earnings further exclude after-tax acquisition-related amortization because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions we consummate. Management believes excluding after-tax acquisition-related amortization will better reflect the Company's core operating results, offer more transparency and facilitate easier comparability with peer companies.

Adjusted free cash flow represents net cash provided by operating activities minus capital expenditures, plus the add back of cash taxes paid for gains on dispositions and cash paid for the Apergy separation costs and rightsizing actions. Management believes that adjusted free cash flow is an important measure of operating performance because it provides management and investors a measurement of cash generated from operations that is available for mandatory payment obligations and investment opportunities, such as funding acquisitions, paying dividends, repaying debt and repurchasing our common stock.

Management believes that reporting organic revenue growth, which excludes the impact of foreign currency exchange rates and the impact of acquisitions and dispositions, provides a useful comparison of our revenue performance and trends between periods.